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Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 24, 2001, included (or incorporated by reference) in Sonic Innovations, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/Arthur Andersen LLP

Salt Lake City, Utah
January 3, 2002